Infrastructure and Energy Alternatives, Inc. Announces
Offering of Senior Notes due 2029

INDIANAPOLIS, IN – July 30, 2021 – Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (together with its subsidiaries except where the context otherwise suggests, “IEA,” “we,” “our,” “us” or the “Company”), today announced that its wholly owned subsidiary, IEA Energy Services LLC (the “Issuer”), intends to offer (the “Notes Offering”), subject to market and other customary conditions, $300.0 million aggregate principal amount of senior notes due 2029 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by IEA and certain of its domestic wholly-owned subsidiaries.

We intend to use the net proceeds from the Notes Offering to repay the balance outstanding under our term loan under our Third Amended and Restated Credit agreement and to pay for the redemption of a portion of our outstanding Series B Preferred Stock.

The Notes and related guarantees will be offered and sold, and documents relating to the Notes will only be distributed, to (i) persons reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) persons outside the United States that are not “U.S. persons” within the meaning of Regulation S under the Securities Act and that are not acquiring the Notes for the account or benefit of a U.S. person.

The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

No Offer or Solicitation

This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. Any offers of the Notes will be made only by means of a private offering memorandum.

About IEA

Infrastructure and Energy Alternatives, Inc. is a leading infrastructure construction company with renewable energy and specialty civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. IEA offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of the larger providers in the renewable energy industry and has completed more than 240 utility scale wind and solar projects across North America. In the heavy-civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest IEA news and events.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding the Notes Offering, such as the timing of the Notes Offering and the intended use of net proceeds from the Notes Offering. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to IEA’s periodic filings with the SEC including those described as “Risk Factors” in IEA’s annual report on Form 10-K filed on March 8, 2021 and any quarterly reports on Form 10-Q filed thereafter. IEA does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Peter J. Moerbeek	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Pete.Moerbeek@iea.net	iea@addo.com
800-688-3775	310-829-5400